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                                                                      EXHIBIT 11

                                CHEMFIRST INC.
 WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                   (In thousands, except per share amounts)

The weighted average number of shares of Common Stock outstanding is as follows:


                                                    12 Months Ended
                                        6/30/96         6/30/95         6/30/94
                                        -------         -------         -------

Weighted average number of shares
 of Common Stock outstanding             20,615          20,299          19,963

Additional dilutive effect of
 outstanding stock options and
 convertible debentures (as determined
 by application of the treasury
 stock method)                              365             333             163
                                        -------         -------         -------

Weighted average number of shares
 of Common Stock outstanding
 assuming full dilution                  20,980          20,632          20,126
                                        =======         =======         =======

Income used in the computation of earnings per common share was as follows:


                                                    12 Months Ended
                                        6/30/96         6/30/95         6/30/94
                                        -------         -------         -------

    Net earnings                        $35,220         $57,794         $21,863
                                        =======         =======         =======

Earnings per common share               $  1.68         $  2.80         $  1.09

                                CHEMFIRST INC.
 WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                                  (Unaudited)
                   (In thousands, except per share amounts)

The weighted average number of shares of Common Stock outstanding is as follows:

                                                3 Months Ended
                                        9/30/96                 9/30/95
                                        -------                 -------

Weighted average number of shares
 of Common Stock outstanding             20,614                  20,530

Additional dilutive effect of
 outstanding stock options and
 convertible debentures (as determined
 by application of the treasury
 stock method)                              280                     518
                                        -------                 -------

Weighted average number of shares
 of Common Stock outstanding
 assuming full dilution                  20,894                  21,048
                                        =======                 =======

Income used in the computation of earnings per common share was as follows:

                                                 3 Months Ended
                                        9/30/96                 9/30/95
                                        -------                 -------

    Net earnings                        $12,789                 $12,480
                                        =======                 =======

Earnings per common share               $  0.61                 $  0.59